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EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Trump Hotels & Casino Resorts, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 21, 1996 included in Trump Hotels & Casino Resorts, Inc.'s Form 10-K for the year ended December 31, 1995, and to our reports dated February 16, 1996 related to Taj Mahal Holdings Corporation and subsidiary and Trump Taj Mahal Associates and subsidiary included in Trump Hotels & Casino Resorts, Inc.'s Form 8-K dated April 17, 1996 and our report dated February 16, 1996 related to Trump's Castle Associates and subsidiary included in Trump Hotels & Casino Resorts, Inc.'s Form 8-K dated October 7, 1996, and to all references to our Firm included in or made a part of this registration statement.


                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP

Roseland, New Jersey
February 28, 1997